Exhibit 23.1

Karatzas Marine Advisors & Co., LLC
One World Financial Center, 30th Floor
200 Liberty Street
New York, NY 10281
USA
+1 212 380 3700
info@BMKaratzas.com
www.karatzas.com

Seanergy Maritime Holdings Corp.
16 Grigoriou Lambraki Street
166 74 Glyfada
Athens, Greece

November 15, 2017

Dear Sir/Madam:

Reference is made to the Form F-1/A registration statement (the "Registration Statement"), relating to the registration of common shares, par value $0.0001 per share, of Seanergy Maritime Holdings Corp. (the "Company").  We hereby consent to all references to our name in the Registration Statement, including in the sections entitled "Prospectus Summary—Drybulk Shipping Industry Trends,"  "Prospectus Summary—Competitive Strengths,"  "Risk Factors―Risks Relating to Our Industry―An over-supply of drybulk vessel capacity may prolong or further depress the current low charter rates and, in turn, adversely affect our profitability", "Business—Competitive Strengths", "Business—Competition" and "The International Drybulk Industry."  We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1/A to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled "Experts."
Yours sincerely
/s/ Karatzas Marine Advisors & Co.
Karatzas Marine Advisors & Co.